UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2022

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2022, California Water Service Group (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc., each as sales agent (collectively, the “Managers”). Pursuant to the terms of the Equity Distribution Agreement, the Company may, from time to time through an at-the-market equity program, sell shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $350.0 million (the “Shares”) through the Managers, acting as the Company’s agents (the “ATM Offering”). The Company will pay the Managers a commission equal to 1.0% of the gross offering proceeds from the sale of Shares pursuant to the ATM Offering. In the Equity Distribution Agreement, the Company agrees to indemnify the Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or to contribute payments that the Managers may be required to make because of such liabilities. The Company or the Managers may suspend the offering of Shares at any time and from time to time by notifying the other party.

The Company intends to use the net proceeds from these sales, after deducting commissions on such sales and offering expenses, for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases, and redemptions of securities.

The Managers and their affiliates have, from time to time, provided, and may in the future provide, various investment banking, commercial banking and/or other financial services for the Company and the Company’s affiliates in the ordinary course of business, for which services they have and may in the future receive customary fees. Affiliates of certain of the Managers are lenders under certain of the Company and the Company’s affiliates’ credit facilities.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Shares will be issued pursuant to the Company’s automatically effective shelf registration statement on Form S-3 that is currently on file (Registration No. 333-264542), the base prospectus contained therein, and a prospectus supplement that was filed with the Securities and Exchange Commission on April 29, 2022.

A copy of the Equity Distribution Agreement is attached as Exhibit 1.1 to this current report. The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the ATM Offering is filed as Exhibit 5.1 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of April 29, 2022, between California Water Service Group and Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc.
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: April 29, 2022	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer